Exhibit 23.1
KBL, LLP
110 WALL STREET, 11th FLOOR
NEW YORK, NY 10005

Consent of Independent Registered Certified Public Accountants

December 7 , 2010

Board of Directors
Plycrete, Inc.

We consent to the inclusion in the Registration Statement on Form S-1/A of Plycrete, Inc. our audit report for Plycrete, Inc. (the “Company”) for the year s ended July 31, 2010 and 2009, and to the reference to our firm under the caption “Experts” in the Prospectus.

Respectfully submitted,

KBL, LLP

KBL, LLP
New York, NY